EXHIBIT E

HISTORICAL PERFORMANCE

Allianz Life periodically advertises performance of the Variable Options. Allianz Life will calculate performance by determining the percentage change in the value of an Accumulation Unit by dividing the increase (decrease) for that unit by the value of the Accumulation Unit at the beginning of the period. This performance number, reflected in the chart below, reflects the deduction of the annual insurance charge of 0.75%, or 2% with the LifeFund Benefits, and the Portfolio expenses, but not the annual surrender charges, premium fees, administrative charges, rider charges, the No Lapse Guarantee charges, or cost of insurance charge. If they were included performance would be lower. Allianz Life may also advertise cumulative total return information. Cumulative total return is determined the same way except that the results are not annualized. Performance may be shown from sub-account inception or, if earlier, Portfolio inception. Performance information for the underlying Portfolios may also be advertised; see the fund prospectuses for more information.

Upon request, Allianz Life will accompany the returns of the Variable Options with an illustration as described in Appendix A to the Prospectus. The illustration will show you how Policy Values, Cash Surrender Values and death benefits of your Policy will change with the investment experience of the portfolios. The Policy Values, Cash Surrender Values and death benefits in the illustration will take into account all charges and deductions against the Policy. The illustration is hypothetical and may not be used to project or predict investment results. It will be based on the attained age, sex, (where permitted by state law) and rate class of the proposed insured for the Face Amount or premium requested.

Since the rates of return in the chart below do not reflect all charges, they are not illustrative of how actual investment performance will affect benefits under the Policy. For a discussion of Policy charges, please see section 4 - Expenses in the Prospectus.

Any performance advertised will be based on historical data. It does not guarantee future results of the Portfolios.


TOTAL RETURN
FOR THE PERIOD ENDING DECEMBER 31, 2000


                                                                         1 YR%         1 YR%       3 YRS%     3 YRS%
                                                                         without       with        without     with
                                                                        LifeFund     LifeFund     LifeFund   LifeFund
                                                                        Benefit      Benefit       Benefit    Benefit
                                                Sub Account  Portfolio   Annual       Annual       Annual     Annual
                                                Inception    Inception  Insurance    Insurance     Insurance  Insurance
Investment Options(1)                             Date         Date      Charges     Charges       Charges    Charges
--------------------                          -----------   --------   --------     ----------   ---------   ---------

AIM V.I. Capital Appreciation Fund
AIM V.I. Growth Fund
AIM V.I. International Equity Fund
AIM V.I. Value Fund
Alger American MidCap Growth Portfolio
Alger American Small Capitalization
  Portfolio
Davis VA Financial Portfolio
Davis VA Real Estate Portfolio
Davis VA Value Portfolio
Franklin Growth and Income Securities
  Fund, Class 2
Franklin Rising Dividends
  Securities Fund, Class2
Franklin Small Cap Fund, Class 2
Franklin U.S. Government Fund, Class 2
JP Morgan International Opportunities
  Portfolio
JP Morgan US Disciplined Equity
  Portfolio
Mutual Discovery Securities Fund,
  Class 2
Mutual Shares Securities Fund, Class 2
Oppenheimer VA Global Securities Fund
Oppenheimer VA High Income Fund
Oppenheimer VA Main Street Growth &
  Income Fund
PIMCO VIT High Yield Bond Portfolio,
  Admin. Class
PIMCO VIT Stocks PLUS Growth & Income
  Portfolio, Admin. Class
PIMCO VIT Total Return Bond Portfolio,
  Admin. Class
Seligman Global Technology Portfolio,
  Class 1
Seligman Small Cap Value Portfolio,
  Class 1
SP Jennison International Growth,
  Class 2
SP Strategic Partners Focused Growth,
  Class 2
Templeton Developing Markets
  Securities Fund, Class 2(2)
Templeton Growth Securities Fund,
  Class 2
USAllianz VIP Diversified Assets Fund
USAllianz VIP Fixed Income Fund
USAllianz VIP Global Opportunities Fund
USAllianz VIP Growth Fund
USAllianz VIP Money Market Fund

                                              5 YRS%         5 YRS%     10 YRS%    10 YRS%
                                              without         with      without     with
                                              LifeFund       LifeFund   LifeFund   LifeFund
                                              Benefit        Benefit    Benefit    Benefit
                                              Annual         Annual     Annual     Annual           Since       Since
                                              Insurance      Insurance  Insurance  Insurance     Sub-Account  Portfolio
Investment Options(1)                         Charges        Charges    Charges    Charges        Inception   Inception
------------------                             ------        ------     -------     -------       ---------   ---------

AIM V.I. Capital Appreciation Fund
AIM V.I. Growth Fund
AIM V.I. International Equity Fund
AIM V.I. Value Fund
Alger American MidCap Growth Portfolio
Alger American Small Capitalization
  Portfolio
Davis VA Financial Portfolio
Davis VA Real Estate Portfolio
Davis VA Value Portfolio
Franklin Growth and Income Securities
  Fund, Class 2
Franklin Rising Dividends
  SecuritiesFund, Class2
Franklin Small Cap Fund, Class 2
Franklin U.S. Government Fund, Class 2
JP Morgan International Opportunities
  Portfolio
JP Morgan US Disciplined Equity
  Portfolio
Mutual Discovery Securities Fund,
  Class 2
Mutual Shares Securities Fund, Class 2
Oppenheimer VA Global Securities Fund
Oppenheimer VA High Income Fund
Oppenheimer VA Main Street Growth &
  Income Fund
PIMCO VIT High Yield Bond Portfolio,
  Admin. Class
PIMCO VIT Stocks PLUS Growth & Income
  Portfolio, Admin. Class
PIMCO VIT Total Return Bond Portfolio,
  Admin. Class
Seligman Global Technology Portfolio,
  Class 1
Seligman Small Cap Value Portfolio,
  Class 1
SP Jennison International Growth,
  Class 2
SP Strategic Partners Focused Growth,
  Class 2
Templeton Developing Markets
  Securities Fund, Class 2(2)
Templeton Growth Securities Fund,
  Class 2
USAllianz VIP Diversified Assets Fund
USAllianz VIP Fixed Income Fund
USAllianz VIP Global Opportunities Fund
USAllianz VIP Growth Fund
USAllianz VIP Money Market Fund

(1) Ongoing stock market volatility can dramatically change the funds' short-term performance; current results may differ.

(2) For Templeton Developing Markets Securities Fund, performance prior to the
5/1/00 merger reflects the historical performance of the Templeton Developing
Markets Fund.

There is no performance shown for the USAllianz Aggressive Growth Fund, USAllianz American Growth Fund, USAllianz Capital Growth Fund, USAllianz
Comstock Fund, USAllianz Growth and Income Fund, USAllianz Strategic Growth
Fund, and the Van Kampen LIT Emerging Growth Portfolio because they began operations May 1, 2001.